UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2012

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 31, 2012, the Board of Directors of Metalico, Inc. (the “Company”) adopted the Company’s Fourth Amended and Restated Bylaws, effective immediately. Many of the changes track provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and are intended to conform to the General Corporation Law, to streamline procedures, and to eliminate inconsistencies and textual errors. Apart from non-substantive conforming changes and other technical edits, the Company’s Bylaws were amended in the manner summarized below.

– Section 2.3, Special Meetings, has been expanded to clarify procedures for calling and conducting special meetings of stockholders in accordance with the General Corporation Law, including the terms for requisite notice, purpose, and communications with respect to such meetings. The number of shares required to be held by stockholders calling such a meeting has not been changed from the previous threshold of 20%.

– Section 2.4, Notice and Waiver of Notice, has been revised to allow for electronic communications and “virtual” (i.e., electronic or remote) meetings and otherwise adjusted to conform to the General Corporation Law.

– Section 2.5, Notice of Stockholder Business and Nominations, has been revised to conform to the General Corporation Law and to provide:

– additional detail regarding the information required in the notice by a stockholder nominating a candidate for election to the Board of Directors or proposing business for consideration at any annual meeting of stockholders, and requirements that a stockholder nominating or proposing business supplement such information at certain times;

– a requirement that, to be eligible to be a nominee for director, a person must timely deliver to the Company (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required under securities law, and (ii) a signed statement that he or she consents to being named a nominee and to serve as a director if elected;

– with respect to a stockholder making a nomination or proposal:

– a requirement of additional information about such stockholder and such nomination or proposal, including a description of any agreement or arrangement with respect to the nomination or proposal between or among such stockholder or the beneficial owner on whose behalf the proposal or nomination is made and any others acting in concert with such nomination or proposal, a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

– a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of the Company’s stock and/or (b) otherwise to solicit proxies or votes in support of such proposal or nomination, and

– any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest under securities law; and

– clarification that only a stockholder of record who is entitled to vote at a stockholders meeting may propose business at a meeting, that Section 2.5 is the exclusive means for making nominations for election to the Board of Directors or proposing business for consideration at a meeting of stockholders, and that a stockholder making a nomination or proposal must be present at the applicable stockholders meeting for such nomination or proposal to receive consideration, in all cases subject to securities law.

The revised Section 2.5 supersedes Section 3.3 of the Third Amended and Restated Bylaws, Procedure for Nomination by Stockholders, which has therefore been deleted.

– Section 2.6, Conduct of Meetings, has been revised to clarify that the chair of each meeting of stockholders has the sole right and authority to prescribe such rules, regulations and procedures as, in the judgment of the chair, are appropriate for the conduct of the meeting to the extent not adopted by the Board of Directors.

– Section 2.8, Vote Required for Stockholder Action, has been revised to provide that the non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation shall be decided by a plurality of votes present or represented by proxy. All other votes, aside from the election of directors, continue to be decided by a majority of votes present or represented by proxy. Elections of directors are decided by a plurality of votes present or represented by proxy.

– Section 2.11, Stockholder List, has been updated to conform with the General Corporation Law, including provisions applicable to virtual meetings.

– Section 2.12, Action Without a Meeting, sets forth certain technical and ministerial requirements in respect of procedures for actions or consents delivered in lieu of stockholder meetings as provided under the General Corporation Law.

– Section 3.5 under the Third Amended and Restated Bylaws, Powers, is superseded by the provisions of the General Corporation Law and has therefore been deleted.

– Section 3.11, Committees, has been modernized to conform with the General Corporation Law.

The foregoing description does not purport to describe all changes to the Bylaws effected by the amendment and restatement and is qualified in its entirety by reference to the text of the Company’s Fourth Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.2.	Fourth Amended and Restated Bylaws of Metalico, Inc. effective August 31, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

August 31, 2012	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.2	Fourth Amended and Restated Bylaws of Metalico, Inc.